Exhibit 5.1

King & Spalding LLP 1185 Avenue of the Americas 34th Floor New York, NY 10036-2601 Tel: +1 212 556 2100 Fax: +1 212 556 2222 www.kslaw.com
March 4, 2024
The RealReal, Inc.
55 Francisco Street, Suite 150
San Francisco, California 94133

Ladies and Gentlemen:

We have acted as counsel to The RealReal, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of (a) an aggregate of 6,280,230 shares (the “Plan Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”), which may be issued pursuant to the terms of The RealReal, Inc. 2019 Equity Incentive Plan and The RealReal, Inc. Employee Stock Purchase Plan (collectively, the “Plans”) and (b) (i) 650,000 shares of Common Stock which may be issued pursuant to the terms of an award agreement substantially in the form of the Form of Stand-Alone Restricted Stock Unit Award Agreement, by and between the Company and Chatelle Lynch, filed as Exhibit 99.1 to the Registration Statement (the “Lynch RSU Agreement”) and (ii) 650,000 shares of Common Stock which may be issued pursuant to the terms of an award agreement substantially in the form of the Form of Stand-Alone Restricted Stock Unit Award Agreement, by and between the Company and Sri Batchu, filed as Exhibit 99.2 to Registration Statement (the “Batchu RSU Agreement”) (clauses (i) and (ii), collectively, the “Inducement Shares,” and together with the Plan Shares, the “Shares”).

In connection with this opinion, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

This opinion is limited in all respects to the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares are duly authorized and, when the Shares are issued (a) pursuant to The RealReal, Inc. 2019 Equity Incentive Plan, or upon the exercise or vesting of options, stock appreciation rights, restricted stock units, performance awards or other stock-based awards granted under the Plans, as the case may be, (b) upon the exercise of options granted under The RealReal, Inc. Employee Stock Purchase Plan, or (c) as contemplated by the Lynch RSU Agreement or the Batchu RSU Agreement, as applicable, such Shares will be validly issued, fully paid and non-assessable.

Exhibit 5.1

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP

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